PROSPECTUS SUPPLEMENT                     This Prospectus Supplement
DATED NOVEMBER 15, 1996                   filed pursuant to Rule 424(b)(3),
TO PROSPECTUS DATE                        relates to Registration Statement
AUGUST 1, 1994, AS                        No. 33-79186 and the Prospectus
SUPPLEMENTED THROUGH                      dated August 1, 1994
OCTOBER 15, 1996





                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                      Pursuant to Section 13 of the

                     Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  November 15, 1996


                   Sears Credit Account Master Trust II
           (Exact name of registrant as specified in charter)


Illinois                   33-79186-01          Not Applicable
(State of                  (Commission            (IRS Employer
Organization)              File Number)         Identification No.)

c/o Sears Receivables Financing Group, Inc.
3711 Kennett Pike
Greenville, Delaware                                      19807
(Address of principal executive offices)               (Zip Code)



Registrant's Telephone Number, including area code: (302) 888-3176



Former name, former address and former fiscal year, if changed since last report: Not Applicable

Item 5.     Other Events


      On November 15, 1996, Registrant made available the Monthly
Investor Certificateholders' Statement set forth as Exhibit 21.



Item 7.     Financial Statements and Exhibits

  21(a). Series 1994-1 Monthly Investor Certificateholders' Statement related to the distribution of November 15, 1996 and reflecting the performance of the Trust during the Due Period ended in October 1996, which will accompany the distribution on November 15, 1996.

  21(b). Series 1994-2 Monthly Investor Certificateholders' Statement related to the distribution of November 15, 1996 and reflecting the performance of the Trust during the Due Period ended in October 1996, which will accompany the distribution on November 15, 1996.

  21(c). Series 1995-2 Monthly Investor Certificateholders' Statement related to the distribution of November 15, 1996 and reflecting the performance of the Trust during the Due Period ended in October 1996, which will accompany the distribution on November 15, 1996.

  21(d). Series 1995-3 Monthly Investor Certificateholders' Statement related to the distribution of November 15, 1996 and reflecting the performance of the Trust during the Due Period ended in October 1996, which will accompany the distribution on November 15, 1996.

  21(e). Series 1995-4 Monthly Investor Certificateholders' Statement related to the distribution of November 15, 1996 and reflecting the performance of the Trust during the Due Period ended in October 1996, which will accompany the distribution on November 15, 1996.

  21(f). Series 1995-5 Monthly Investor Certificateholders' Statement related to the distribution of November 15, 1996 and reflecting the performance of the Trust during the Due Period ended in October 1996, which will accompany the distribution on November 15, 1996.

  21(g). Series 1996-1 Monthly Investor Certificateholders' Statement related to the distribution of November 15, 1996 and reflecting the performance of the Trust during the Due Period ended in October 1996, which will accompany the distribution on November 15, 1996.


  21(h). Series 1996-2 Monthly Investor Certificateholders' Statement related to the distribution of November 15, 1996 and reflecting the performance of the Trust during the Due Period ended in October 1996, which will accompany the distribution on November 15, 1996.

  21(i). Series 1996-3 Monthly Investor Certificateholders' Statement related to the distribution of November 15, 1996 and reflecting the performance of the Trust during the Due Period ended in October 1996, which will accompany the distribution on November 15, 1996.

  21(j). Series 1996-4 Monthly Investor Certificateholders' Statement related to the distribution of November 15, 1996 and reflecting the performance of the Trust during the Due Period ended in October 1996, which will accompany the distribution on November 15, 1996.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Sears Credit Account Master Trust II
                                          (Registrant)

                        By:   Sears Receivables Financing Group, Inc.
                                    (Originator of the Trust)


                        By:   /S/Gary D. Farrar
                              Gary D. Farrar
                              Vice President, Administration


Date: November 15, 1996
                                 EXHIBIT INDEX



Exhibit No.

  21(a).    Series 1994-1 Monthly Investor Certificateholders'
            Statement (November 15, 1996)

  21(b).    Series 1994-2 Monthly Investor Certificateholders'
            Statement (November 15, 1996)

  21(c).    Series 1995-2 Monthly Investor Certificateholders'
            Statement (November 15, 1996)

  21(d).    Series 1995-3 Monthly Investor Certificateholders'
            Statement (November 15, 1996)

  21(e).    Series 1995-4 Monthly Investor Certificateholders'
            Statement (November 15, 1996)

  21(f).    Series 1995-5 Monthly Investor Certificateholders'
            Statement (November 15, 1996)

  21(g).    Series 1996-1 Monthly Investor Certificateholders'
            Statement (November 15, 1996)

  21(h).    Series 1996-2 Monthly Investor Certificateholders'
            Statement (November 15, 1996)

  21(i).    Series 1996-3 Monthly Investor Certificateholders'
            Statement (November 15, 1996)

  21(j).    Series 1996-4 Monthly Investor Certificateholders'
            Statement (November 15, 1996)